We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-11355 and in Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 No. 333-11355 of Mity-Lite, Inc. of our report dated May 13, 1996 which appears on page 22 of the 1997 Annual Report (or page 10 of hereto attached Exhibit 13), which is incorporated by reference on Form 10-KSB of Mity-Lite, Inc. for the year ended March 31, 1997.


Price Waterhouse LLP
Salt Lake City, Utah
June 11, 1997